File No. 70-9353


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 7
                                       TO
                                    FORM U-1
                       ----------------------------------


                           APPLICATION OR DECLARATION

                                    under the

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                      * * *

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                               AEP RESOURCES, INC.
                            AEP ENERGY SERVICES, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
               (Name of company or companies filing this statement
                  and addresses of principal executive offices)

                                      * * *

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
                     (Name of top registered holding company
                     parent of each applicant or declarant)

                 A. A. Pena, Senior Vice President and Treasurer
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215

                                      * * *

                         Susan Tomasky, General Counsel
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215
                     ---------------------------------------
                   (Names and addresses of agents for service)


      American Electric Power Company, Inc. ("AEP"), a holding company registered under the Public Utility Holding Company Act of 1935, as amended ("1935 Act"), AEP Energy Services, Inc. ("AEPES") and AEP Resources, Inc. ("Resources"), wholly-owned non-utility subsidiaries of AEP, hereby amend the Form U-1 Application-Declaration in File No. 70-9353 by filing Exhibit F-1-1, Opinion of Counsel. In all other respects the Application-Declaration as previously filed and amended will remain the same.



                                    SIGNATURE

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

                              AMERICAN ELECTRIC POWER COMPANY, INC.
                              AEP ENERGY SERVICES, INC.
                              AEP RESOURCES, INC.


                          By: /s/ Thomas G. Berkemeyer
                              Thomas G. Berkemeyer
                               Assistant Secretary

Dated:  August 14, 2001



                                                        Exhibit F-1-1




Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

August 14, 2001

Re:   American Electric Power Company, Inc.
      SEC File No. 70-9353

Gentlemen:

With respect to the Application or Declaration on Form U-1 of American Electric Power Company, Inc. ("AEP") relating to the issuance of securities and guarantee by AEP of certain borrowings to be issued by AEP Resources, Inc. ("Resources"), AEP Energy Services, Inc. ("AEPES"), any existing or new, direct or indirect subsidiary of Resources or AEPES and any existing or new, direct or indirect special purpose financing subsidiary of Applicants ("Borrowings"), I wish to advise you as follows:

I am of the opinion that, in the event that the proposed transactions are consummated (i) in accordance with said Application or Declaration, as the same may be amended, and (ii) in accordance with all of the requisite approvals and authorization, regulatory, corporate, or otherwise:

      (a) all state laws applicable to the proposed transactions will have been complied with; and

      (b) The Borrowings will be a valid and binding obligation of the borrower in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally and by general principles of equity; and

      (b) consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by AEP or any associate company thereof.

I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Application or Declaration, as amended.

Very truly yours,

/s/ Thomas G. Berkemeyer

Thomas G. Berkemeyer